UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12a

FERMI INC.
(Name of Registrant as Specified In Its Charter)

VICKSBURG INVESTMENTS MANAGEMENT LLC TOBY R. NEUGEBAUER MELISSA A. NEUGEBAUER 2020 TRUST DAVID A. DAGLIO SHEILA HOODA CHARLES M. ELSON JOHN T. JIMENEZ JUAN A. PUJADAS JANET YANG
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Toby R. Neugebauer, Vicksburg Investments Management LLC and Melissa A. Neugebauer 2020 Trust (collectively, the “Fermi Founder Parties”), David A. Daglio, Charles M. Elson, John T. Jimenez and Janet Yang (collectively with the Fermi Founder Parties, the “Participants”), have filed a definitive proxy statement on Schedule 14A and accompanying GREEN agent designation card with the Securities and Exchange Commission to call a special meeting of shareholders of Fermi Inc., a Texas corporation (the “Company”) intended to be held as promptly as practicable (the “Special Meeting”).

On July 3, 2026, the Participants determined to withdraw their solicitation to call the Special Meeting in light of the untenable timeline caused by the recent recusal of the judge of the Texas Business Court in the pending litigation between the Fermi Founder Parties and the Company in respect of entrenching actions taken by the Company’s directors. The Participants will not act on any agent designations received from shareholders of the Company to call the Special Meeting unless such solicitation is resumed.